Rule 424(b)(5)
                                       File No. 33-51709




                TRINITY INDUSTRIES, INC.

                       PROSPECTUS

2,500,000 Shares of Common Stock ($1 Par Value Per
Share)

Subordinated Debentures in the Principal Amount of
$100,000,000

      This Prospectus relates to 2,500,000 shares of Common Stock, $1 par value per share (the "Common
Stock"), and $100,000,000 principal amount of Subordinated Debentures (the "Debentures") of Trinity
Industries, Inc., a Delaware corporation (the
"Company"), which shares of Common Stock and Debentures the Company may offer and issue from time to time in the acquisition of other businesses or assets.

      The Company anticipates that such acquisitions will consist principally of additional operations related to its present business segments. The consideration for acquisitions will consist of any one or more of shares of Common Stock, Debentures or other evidences of debt, cash, guarantees and the assumption of liabilities, as determined from time to time by negotiations among the Company and the owners or controlling persons of the businesses or assets to be acquired.

      The terms of an acquisition are determined by negotiations among the Company's representatives and the owners or controlling persons of the business or assets to be acquired. Factors taken into account in acquisitions may include the established quality of the business or the reputation of its management, earnings, earnings potential, cash flows, growth potential, equipment and the market value of the Common Stock when pertinent. The Company anticipates that shares of Common Stock issued in any acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares. No underwriting discounts or commissions will be paid, although finders' fees may be paid from time to time with respect to specific acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      Shares of the Common Stock and the Debentures may, subject to certain conditions, be resold pursuant to this Prospectus by the persons who receive such shares and Debentures in acquisitions. See
"Securities Covered by this Prospectus" on page 5 for information regarding resales pursuant to this Prospectus of shares of Common Stock and Debentures.

      The Common Stock is traded on the New York Stock
Exchange under the symbol "TRN." On March 3, 1994, the closing per share price of the Common Stock on such exchange was $44. There presently is no public market for the Debentures. The Company presently does not intend to list the Debentures on any securities exchange, although it may elect to do so in the future.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION, NOR HAS THE SECURITIES AND EXCHANGECOMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

The date of this Prospectus is March 4, 1994.

                  AVAILABLE INFORMATION

      The Company has filed a Registration Statement
(the "Registration Statement") on Form S-4 under the
Securities Act with the Securities and Exchange
Commission (the "Commission") with respect to the Common
Stock and the Debentures registered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, files periodic reports, proxy statements, and other information with the Commission relating to the Company's business, financial statements and other matters. These reports, proxy statements and other information should be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth
Street, N.W., Washington, D.C. 20549, and at the
Regional Offices of the Commission located at 500 West
Madison Street, Room 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048
(except that exhibits to the Registration Statement will not be available for inspection at the Regional Offices of the Commission). Copies of such documents also may be obtained from the Commission at prescribed rates by addressing a written request for copies to the Public
Reference Section of the Commission at 450 Fifth Street,
N.W., Washington, D.C. 20549. The same material also should be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New
York 10005.


    INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates documents by reference that are not presented in this Prospectus or delivered with this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents that are incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). These documents are available upon request from F. Dean Phelps, Jr., P. O. Box 568887, Dallas,
Texas 75356-8887, telephone number (214) 631-4420.

      The following documents, filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

      Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 1993 filed pursuant to Section 13 of the Exchange Act, including portions of its 1993 Annual Report to Stockholders incorporated therein by reference.

      Quarterly Reports on Form 10-Q of the
      Company for the fiscal quarters ended June
      30, 1993, September 30, 1993 and December
      31, 1993 filed pursuant to Section 13 of the Exchange Act.

      The description of the Company's Common Stock contained in the Company's Form 8-B Registration
      Statement dated July 22, 1987 and filed with the Commission, including any amendments or reports filed for purposes of updating such description.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus, and prior to the termination of the offering of the Common
Stock and Debentures offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing thereof.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except to the extent so modified or superseded, to constitute a part of this Prospectus.

                       THE COMPANY

      The Company is engaged in the manufacture, marketing and leasing of a variety of metal products consisting principally of (i) "Railcars" (i.e., railroad freight cars), principally tank cars, hopper cars, gondola cars and intermodal cars and miscellaneous other freight cars; (ii) "Marine Products" such as boats, barges and various offshore service vessels for ocean and inland waterway service and military vessels for the United States Government and, to a limited extent, various size vessels for international transportation companies; (iii) "Construction Products" (formerly
"Structural Products") such as highway guardrail and highway and railway bridges, power plants, mills, etc., passenger loading bridges and conveyor systems for airports and other people and baggage conveyance requirements, ready mix concrete production and distribution and providing raw material to owners, contractors and sub-contractors for use in the building and foundation industry, and beams, girders and columns used in construction of office, industrial and commercial buildings; (iv) "Containers" such as (a) extremely large, heavy pressure vessels and other heavy welded products, including industrial silencers, desalinators, evaporators, and gas processing systems,
(b) pressure and non-pressure containers for the storage and transportation of liquefied gases, brewery products and other liquid and dry products, and (c) heat transfer equipment for the chemical, petroleum and petrochemical industries; (v) "Metal Components" such as weld fittings
(tees, elbows, reducers, caps, flanges, etc.,) used in pressure piping systems and container heads (the ends of pressure and non-pressure containers) for use internally and by other manufacturers of containers; and (vi)
"Leasing" of its manufactured railcars and barges to various industries.

      The Company was originally incorporated under the laws of the State of Texas in 1933. On March 27, 1987, the Company became a Delaware corporation by merger into a wholly-owned subsidiary of the same name. Its mailing address is P.O. Box 568887, Dallas, Texas 75356-8887;
its principal executive offices are located at 2525
Stemmons Freeway, Dallas, Texas 75207; and its telephone number at such address is (214) 631-4420.

      Additional information regarding the Company and its business, including selected financial data of the Company for each of the Company's last five fiscal years, is set forth in its Annual Report on Form 10-K for its fiscal year ended March 31, 1993, incorporated herein by reference.

          SECURITIES COVERED BY THIS PROSPECTUS

      This Prospectus has also been prepared for use by the persons who may receive from the Company Common
Stock or Debentures, or both, covered by the Registration Statement in acquisitions and who may be entitled to offer such securities under circumstances requiring the use of a Prospectus (such persons being referred to under this caption as "Securityholders");
provided, however, that no Securityholder will be authorized to use this Prospectus for any offer of such Common Stock or Debentures without first obtaining the consent of the Company. The Company may consent to the use of this Prospectus for a limited period of time by the Securityholders and subject to limitations and conditions that may be varied by agreement between the Company and the Securityholders. Resales of such shares of Common Stock and Debentures may be made on the New
York Stock Exchange or such other exchange on which the Common Stock or Debentures may be listed, in the over-the-counter market, in private transactions or pursuant to underwriting agreements.

      Agreements with Securityholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Securityholders enter into custody agreements with one or more banks with respect to such shares or Debentures; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required.
The Securityholders may be deemed to be underwriters within the meaning of the Securities Act.

      When resales are to be made through a broker or dealer selected by the Company, it is anticipated that a member firm of the New York Stock Exchange may be engaged to act as the Securityholders' agent in the sale of securities of such Securityholders. The member firm will be entitled to commissions (including negotiated commissions to the extent permissible). Sales of securities by the member firm may be made on the New
York Stock Exchange or other exchange from time to time at prices related to prices then prevailing. Any such sales may be by block trade. Any such member firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under such Act.

      Upon the Company being notified by a
Securityholder that any block trade has taken place, a supplementary prospectus, if required, will be filed pursuant to Rule 424 under the Securities Act, disclosing the name of the member firm, the number or amount of securities involved, the price at which such securities were sold by such Securityholder, and the commissions to be paid by such Securityholder to such member firm.

                     USE OF PROCEEDS

      This Prospectus relates to shares of Common Stock and Debentures that may be offered and issued by the Company from time to time in the acquisition of other businesses or assets. Other than the businesses or assets acquired, there will be no proceeds to the Company from these offerings. When this Prospectus is used in a public reoffering or resale of the Common
Stock or Debentures, or both, acquired pursuant to this Prospectus, the Securityholders - and not the Company - will receive the proceeds of such resale.

           RATIO OF EARNINGS TO FIXED CHARGES


                      Six Months
                        Ended
                     September 30                Year Ended March 31
                     1993    1992        1993    1992    1991   1990    1989
Ratio of earnings
to fixed charges     4.75x   2.62x       3.03x   2.12x   2.40x  2.41x   2.28x


    For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt costs and the portion of rental expense which management believes is representative of the interest component of rental expense.


       DESCRIPTION OF THE SUBORDINATED DEBENTURES

    The Debentures will constitute unsecured subordinated debt of the Company and will be issued under an Indenture (the "Indenture") between the Company and a Trustee. The Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture and the Debentures do not purport to be complete, and such summaries are subject to the detailed provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain capitalized terms used in this Prospectus but not otherwise defined in this Prospectus. Section references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

    The Debentures may be issued from time to time in one or more series. The following description of the Debentures sets forth certain general terms and provisions of the Debentures of all series. The particular terms of each series of Debentures offered by any Prospectus Supplement will be described therein.

    General.

    The Debentures will be unsecured subordinated obligations of the Company and may be issued from time to time in one or more series. The Indenture will limit the principal amount of Debentures to $100,000,000. The
Indenture does not restrict transactions between the Company and its Affiliates, the payment of dividends by the Company, the incurrence of additional debt
(including Senior Indebtedness) by the Company, or the transfer of assets by the Company to its subsidiaries.
Each Debenture will bear interest from the date of issuance at the rate per annum set forth in the Prospectus Supplement, payable semi-annually on the Interest Payment Dates of June 30 and December 31 of each year to the person in whose name such Debenture is registered at the close of business on the preceding
June 15 and December 15, as the case may be. Principal will be payable at the maturity of the Debenture.
Principal and interest will be payable at the office of the Trustee, but, at the option of the Company, interest may be paid by check mailed on or before the payment date to the registered holders of the Debentures at their registered addresses.

    Reference is made to the Prospectus Supplement for the following terms of and information relating to each series of Debentures (to the extent such terms apply to such Debentures): (a) the title of such series; (b) the aggregate principal amount and purchase price of such series; (c) the date or dates on which the series will mature; (d) the interest rate or rates (or the method by which rate or rates will be determined), and the dates from which such interest will accrue; (e) any terms applicable to the series issued at an original issue discount below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount shall accrue; (f) any applicable United States federal income tax consequences, other than as described under "Certain
Federal Income Tax Consequences With Respect to the
Debentures"; and (g) any terms that may be required by or advisable under applicable laws or regulations.

    The Debentures will be issued only in fully registered form and in denominations of $1,000 and any whole multiple thereof (Section 302). No service charge will be made for any transfer or exchange of any Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 306).

    Under the Indenture, the Trustee must mail to the holders of each series of Debentures notice of all uncured defaults with respect to such series within 90 days after the occurrence thereof (the term default to include the Events of Default set forth below without regard to grace periods); provided that, except in the case of a default in the payment of principal of or interest on any Debentures, the Trustee shall be protected in withholding such notice if, in good faith, it determines that the withholding of such notice is in the interest of the holders of the Debentures of such series. (Section 602).

    Consolidation, Merger, Sale, Etc.

    The Company may consolidate or merge with or into any other corporation and any other corporation may consolidate or merge with or into the Company, and the Company may sell or transfer all or substantially all of its property and assets to another corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such property and assets shall assume payment of the principal, interest, if any, Redemption Price and the performance and observance of the terms of the Debentures and the Indenture, and (ii) the Company or such successor corporation shall not immediately thereafter be in default under the Indenture (Section
801).

    Modification of the Indenture.

    Modification and amendment of the Indenture or the Debentures may be effected by the Company and the Trustee by means of a supplemental indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures of each series affected by such supplemental indenture, or the Holders of at least a majority in aggregate principal amount of Outstanding Debentures of each affected series present or represented at a meeting of Holders at which a quorum is present (Section 902).
However, without the consent of each Holder affected, no amendment may, among other things: (i) reduce the principal, Redemption Price of or change the stated maturity of, any Debenture, or alter the manner or rate of accrual of Original Issue Discount, if any, or make any Debenture payable in money other than as stated in the Debenture; (ii) reduce the amount of Debentures whose Holders must consent to an amendment of or any waiver under the Indenture or to modify the Indenture provisions relating to such amendments and waivers; or
(iii) modify the provisions of the Indenture relating to the subordination of the Debentures in a manner adverse to the Holders of the Debentures.

    Events of Default; Notice and Waiver.

    The Indenture provides that, if an Event of Default specified therein shall have happened and be continuing, either the Trustee or the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Debentures of the relevant series may declare the Issue Price of all such Debentures plus the Original Issue Discount, if any, on all such Debentures accrued to the date of such declaration to be immediately due and payable (Section 502). However, each Holder to whom a notice of redemption is given, pursuant to the requirements for redemption contained in the Indenture, prior to the date on which the notice of acceleration required by the terms of the Indenture is received by the Company shall be entitled to receive, upon such acceleration, the Redemption Price payable on the Debentures held by such Holder for which such notice of redemption was mailed to such Holder, as set forth above, as of the date of such declaration of acceleration (Section 502). Interest shall accrue and be payable on demand upon a default in the payment of principal or any Redemption Price to the extent that payment of such interest shall be legally enforceable.

    Events of Default are defined as: (i) default in payment of principal or Redemption Price on any Debenture when such becomes due and payable and such default continues for a period of 10 days, (ii) default in the payment of interest on any Debenture when due and such default continues for a period of 30 days, (iii) failure by the Company to comply with any of its other agreements in the Debentures or the Indenture upon the specified notice of such default by the Trustee or by the Holders of not less than a majority in aggregate principal amount at maturity of the Debentures of the relevant series then Outstanding to the Company and the Company's failure to cure such default within 60 days after receipt of such notice, or (iv) certain events of bankruptcy or insolvency (Section 501).

    The Trustee shall give notice to Holders of the Debentures of the relevant series of any default known to the Trustee within 90 days after the occurrence thereof, but the Trustee may withhold from the Holders of the Debentures such notice as to any default other than a default in any payment on any Debenture if the Trustee determines in good faith that the withholding of such notice is in the interest of the Holders (Section
602).

    The Holders of at least a majority in aggregate principal amount at maturity of the Outstanding
Debentures of the applicable series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indenture (Section 512). Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. No Holder of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and the Holders of at least a majority in aggregate principal amount at maturity of the Outstanding Debentures of the applicable series shall have made a written request to the Trustee to institute such proceeding as Trustee, and offered to the Trustee indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount at maturity of the Outstanding Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the Holder of any Debenture has an absolute right to receive payment of the principal of such Debenture, and any interest thereon, on or after the due date expressed in such Debenture or to receive payment of the Redemption
Price of such Debenture, and any interest thereon, on or after the Redemption Date (or such later date as such Debenture may be delivered for repurchase) with respect thereto and to institute suit for the enforcement of any such payments. The Holders of at least a majority in aggregate principal amount of the Outstanding Debentures of a series may with proper notice to the Trustee rescind and annul a declaration of acceleration with respect to such Debentures if the Company has paid or deposited with the Trustee all monies owing on the Debentures of that series and there are no other Events of Default for such series that have not been cured or waived. The Holders of at least a majority in aggregate principal amount of the Outstanding Debentures of a series may with proper notice to the Trustee waive an existing default other than a default in any payment on the Debentures or any default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the Holder of each Debenture as described in "Modification of the Indenture".

    The Company will be required to furnish to the Trustee annually a statement as to any default by the Company in the performance and observance of its obligations under the Indenture (Section 704).

    Redemption.

    The Debentures will be subject to redemption, as a whole or in part, at any time or from time to time, at the option of the Company on at least 30 days' prior notice by mail to the Holders at a Redemption Price equal to the principal amount thereof plus a specified percentage (not to exceed 60% of the stated interest rate of the applicable series of Debentures) thereof, such percentage declining ratably annually over not more than seven years from the issuance of such series of Debentures, plus interest accrued to the date of redemption. The initial Redemption Date upon which Debentures may be redeemed at the option of the Company, and the applicable Redemption Prices to be payable by the Company, will be determined by negotiations between the Company and the prospective Holders of the Debentures of the particular series (Sections 1101 through 1108).


    Subordination.

    The indebtedness evidenced by the Debentures is subordinate to the prior payment, when due, of the principal of, premium, if any, and interest on all Senior Indebtedness of the Company (Section 1301).
During the continuance beyond any applicable grace period of any default with respect to Senior
Indebtedness (other than any indebtedness of the Company to a subsidiary) no payment of principal or Redemption
Prices, or any interest on such amounts, of the Debentures shall be made by the Company (Section 1302).
In addition, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal or Redemption Prices, and any interest on such amounts, of the Debentures is to be subordinated to the extent provided in the Indenture in right of payment to the prior payment in full of all Senior Indebtedness. By reason of such subordination, in the event of the Company's dissolution, holders of Senior Indebtedness may receive more, ratably, and Holders of the Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

    The term "Senior Indebtedness" is defined to mean the principal of, premium, if any, and interest on the following, whether outstanding on the date of execution of the Indenture or thereafter incurred or created:

         (a)       Indebtedness of the Company for money
    borrowed (including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof) evidenced by notes or other written obligations;

         (b)       Indebtedness of the Company evidenced
    by notes, debentures (other than the Debentures), bonds or other securities sold by the Company for money;

         (c)       Indebtedness of others of the kinds
    described in either of the preceding clauses (a) or
    (b) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

         (d)       Renewals, extensions or refundings of
    indebtedness of the kinds described in any of the preceding clauses (a), (b) or (c);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, or refunding is subordinate to any other indebtedness of the Company or that such indebtedness, renewal, extension or refunding is not superior in right of payment to the Debentures (Section 1302). As of November 30, 1993, the Company and its consolidated subsidiaries had approximately $348.5 million in principal amount of debt that would constitute Senior
Indebtedness.  Included in such amount is approximately
$250.8 million of senior debt of Trinity Industries
Leasing Company ("TILC"), the Company's wholly-owned leasing subsidiary. TILC is engaged in the business of leasing products manufactured by the Company to third parties. Substantially all of TILC's senior debt is in the form of equipment trust certificates secured by railcar rolling stock leased to industrial lessees.

    Governing Law.

    The Indenture and the Debentures provide that they are to be governed by and construed in accordance with the laws of the State of Texas (Section 112).

    The Trustee.

    The identity of the Trustee has not been determined as of the date of this Prospectus.


         CERTAIN FEDERAL INCOME TAX CONSEQUENCES
             WITH RESPECT TO THE DEBENTURES

    The following summary of certain United States federal income tax consequences with respect to the Debentures is based on current law and is for general information only. Because the terms of the acquisitions that may be effected by use of Debentures and certain terms of the Debentures have not been determined, portions of the following summary may not apply to a holder after such terms are set, and certain other tax consequences not discussed in this Prospectus may be apply. The tax treatment of a holder of Debentures may vary depending upon such holder's particular situation.
Because the Debentures will be issued in acquisitions, this disclosure focuses on holders who acquire
Debentures in exchange for property. Certain holders of Debentures (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH PROSPECTIVE
HOLDER SHOULD CONSULT SUCH PROSPECTIVE HOLDER'S OWN TAX
ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH
PROSPECTIVE HOLDER OF ACQUIRING, HOLDING AND DISPOSITION
OF THE DEBENTURES, INCLUDING THE APPLICABILITY AND
EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND
RECENT OR POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

    Stated Interest.

      A holder of a Debenture will be required to report as income for federal income tax purposes interest earned on the Debenture in accordance with the holder's method of tax accounting. A holder of a Debenture using the accrual method of accounting for tax purposes is, as a general rule, required to include interest in ordinary income as such interest accrues, while a cash basis holder must include interest in income when cash payments are received (or made available for receipt) by such holder.

    Gain or Loss on Receipt of Debenture.

      Generally, a holder of a Debenture who receives the Debenture in exchange for property will realize a taxable gain or loss equal to the difference between the amount realized and such holder's tax basis in the property exchanged. Such gain or loss will be capital gain or loss or ordinary income or loss, depending on the character of the property exchanged for the Debenture. Unless the installment method of reporting gain applies (as discussed below), such realized gain or loss will be recognized in the holder's tax year in which the exchange occurs. If the installment method of reporting gain does not apply, then the determination of the amount realized by a holder upon the receipt of a Debenture may vary depending on the method of accounting used by the particular holder. In certain circumstances, the law is unclear on the calculation of this amount. Further, if the property exchanged for a Debenture is treated as a capital asset, and if the holder's holding period of such property exceeds one year, then such capital gain or loss will be long-term.

    Installment Method of Reporting.

      If, for federal income tax purposes, the installment method of reporting gain is available to a holder of a Debenture and such holder chooses to report gain on the installment method, such holder will recognize the gain realized on the disposition of the property exchanged for the Debenture on a ratable basis in the taxable years in which principal payments with respect to the Debenture are received rather than recognizing all such gain in the taxable year in which the holder disposes of such property. If available, the installment method will apply to a holder unless such holder properly elects out of the installment method.
Under the installment method of reporting gain, the income recognized by the holder for any taxable year is that proportion of the principal payments received by such holder in such taxable year which equals the proportion that (a) the total gain to be realized by such Seller on the disposition of such property bears to
(b) the issue price of the Debenture.

      For the installment method of reporting gain to be available to a holder of a Debenture, among other things, (a) at least one payment must be received after the close of the taxable year in which the exchange of the holder's property for such Debenture occurred,
(b) the holder's property must not be property of a kind that is required to be included in the inventory of such holder if on hand at the closing of the taxable year and
(c) the Debenture must not be payable on demand, be in a form to render it readily tradable in an established securities market or in fact be so readily tradable.
Taxable gain, which may include gain realized on the receipt of a Debenture that is deferred under the installment method, will be recognized by the original holder of the Debenture upon a disposition of the Debentures by such holder.

      Under certain circumstances, a holder of a Debenture who reports gain on the installment method will be subject to the interest charge and pledging rules of section 453A of the Internal Revenue Code of 1986, as amended (the "Code").

      Section 453A of the Code generally imposes an interest charge on the deferred tax liability with respect to any obligation that arises from the disposition of any property (other than certain personal use and farm property and certain timeshares and residential lots) under the installment method if the sales price of such property exceeds $150,000 (an
"applicable obligation") and (a) such applicable obligation is outstanding at the close of the taxable year in which such applicable obligation arose, and
(b) the face amount of all applicable obligations held by the taxpayer which arose during, and are outstanding as of the close of, such taxable year exceeds
$5,000,000. For purposes of determining whether the sales price of property exceeds $150,000, all sales or exchanges that are part of the same transaction (or series of related transactions) are aggregated and treated as one sale or exchange. In such case, the holder's federal income tax will be increased for each taxable year that such Debenture is outstanding at the close of such taxable year by an amount of interest equal to (a) the underpayment rate in effect under section 6621(a)(2) of the Code for the month with or within which such taxable year ends, multiplied by
(b) the product of (i) the amount of gain with respect to such Debenture that has not been recognized as of the close of such taxable year, multiplied by (ii) the maximum rate of federal income tax in effect for such holder under section 1 or 11 of the Code, whichever is appropriate, for such taxable year (e.g., 39.6 percent for the individuals and 35 percent for corporations for the calendar taxable year 1994) multiplied by (c) the percentage determined by dividing (x) the portion of the aggregate face amount of all applicable obligations outstanding as of the close of such taxable year in excess of $5,000,000 by (y) the aggregate face amount of all such applicable obligations outstanding as of the close of such taxable year.

      In addition to imposing an interest charge in certain circumstances, section 453A of the Code generally treats the net proceeds of any indebtedness secured by an applicable obligation as a payment received on such installment obligation as of the later of (a) the time such indebtedness became secured by such applicable obligation, or (b) the time the proceeds of such indebtedness are received by the taxpayer. For this purpose, indebtedness is secured by an applicable obligation to the extent payment of principal or interest on such indebtedness is directly secured (under the terms of the indebtedness or any underlying arrangements) by any interest in such applicable obligation. If any indebtedness of a holder of a Debenture is secured in such manner by a Debenture received by such holder of Debentures that is an applicable obligation, then the net proceeds of such indebtedness will, for purposes of the installment method of reporting, be treated as a payment received on such Debentures as of the later of (a) the time the indebtedness became secured indebtedness, or (b) the time the proceeds of such indebtedness are received by the holder.

    Original Issue Discount.

      The following discusses the method by which the amount of original issue discount, if any, may be calculated with respect to the Debentures.

    General. A holder of a Debenture issued with original issue discount will effectively recognize interest income in addition to the stated interest for federal income tax purposes equal to the excess of the interest calculated at the applicable federal rate over the actual interest paid or accrued on the Debenture.
Such recognition of interest income should be deemed to reduce the principal payments under the Debentures with the effect of reducing the gain or increasing the loss recognized by the holder on the receipt of the Debenture as discussed above. A Debenture will not be treated as issued with original issue discount if the issue price as defined in section 1274(a) of the Code, equals or exceeds the Debenture's "stated redemption price at maturity". The stated redemption price at maturity of a Debenture issued for property will equal the issue price if the Debenture has adequate stated interest as defined in section 1274(c)(2) of the Code. In general, interest at a rate equal to or in excess of the applicable federal rate compounded semiannually will constitute adequate stated interest. The applicable federal rate is adjusted monthly. For example, the applicable federal rate on long-term indebtedness for December 1993, compounded semiannually, was 5.97%. Each
Debenture will need to be tested when it is issued to determine if it has adequate stated interest.

    A Debenture will be treated as having original issue discount (a "Discount Debenture") if the excess of the Debenture's "stated redemption price at maturity" over its issue price (defined in section 1274(a)) equals or exceeds 1/4 of 1 percent of such Debenture's stated redemption price at maturity multiplied by the number of complete years to its maturity. "Stated redemption price at maturity" is the total of all payments provided by the Debenture that are not payments of "qualified periodic interest." A "qualified periodic interest" payment is generally any one of a series of payments equal to the product of the outstanding principal amount of the Debenture and a single rate of interest, or a variable rate tied to a single objective index of market interest rates, that is actually and unconditionally payable at fixed, periodic intervals of one year or less during the entire term of the Debenture (including short periods). Generally, if a Debenture does not have adequate stated interest, the issue price is an amount equal to the sum of the present values (calculated using the applicable federal rate) of all payments due under the Debenture.

    A holder of a Discount Debenture will have to include original issue discount in income before the receipt of cash attributable to such income. The amount of original issue discount includible in income by a holder of a Discount Debenture is determined pursuant to the provisions of section 1272 of the Code. Under these rules, original issue discount accrues daily over the life of the Discount Debenture in accordance with a constant-yield method that takes into account the compounding of interest. Even cash-basis taxpayers must take original issue discount into account as ordinary income as it accrues without regard to when payments were made.

    Reporting Period. The Company is required to report to the Internal Revenue Service (the "Service") the amount of original issue discount accrued on Discount
Debentures held of record by United States persons other than corporations and other exempt holders.

    Disposition of Debentures.

      In general, the holder of a Debenture will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Debenture measured by the difference between the amount of cash and the fair market value of property received (except to the extent attributable to the payment of accrued interest that was not previously included in income) and the holder's tax basis in the Debenture. In this regard, a holder who is not reporting gain under the installment method will have a tax basis in a Debenture that generally will equal the amount realized by the holder upon receipt of the Debenture. The tax basis of a Debenture to a holder reporting gain using the installment method will generally equal the excess of the face value of the Debenture over an amount equal to the income that would be returnable were the Debenture satisfied in full. The gain on the sale or redemption of the Debentures should be long-term capital gain provided the Debentures were capital assets in the hands of the holder and had been held for more than the then applicable holding period (currently one year).

    Backup Withholding.

      Under the backup withholding rules, a holder of a Debenture may be subject to backup withholding at the rate of 31 percent on interest paid on the Debenture or on any other cash payment with respect to the sale or redemption of the Debenture, unless (a) such holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact, or
(b) such holder provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules in the Treasury Regulations. Prospective purchasers of Debentures will be required to complete a Form W-9 in order to provide the required information to the Company. A holder of a Debenture who does not provide the Company with the holder's correct taxpayer identification number may be subject to penalties imposed by the Service.

      The Company will report to the holders of the Debentures and the Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on the Debentures.

      THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME
TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS
NOT TAX ADVICE.  ACCORDINGLY, EACH PROSPECTIVE HOLDER OF
DEBENTURES SHOULD CONSULT SUCH PROSPECTIVE HOLDER'S OWN
TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH
PROSPECTIVE HOLDER, INCLUDING THE TAX CONSEQUENCES TO
SUCH PROSPECTIVE HOLDER UNDER STATE, LOCAL, FOREIGN AND
OTHER TAX LAWS, OF THE ACQUISITION, OWNERSHIP AND
DISPOSITION OF THE DEBENTURES.


                      LEGAL MATTERS

    The legality of the shares of Common Stock offered hereby, and the validity of the Debentures offered hereby, is being passed upon for the Company by Locke
Purnell Rain Harrell (A Professional Corporation), counsel for the Company.


                         EXPERTS

    The consolidated financial statements of the Company for the year ended March 31, 1993, incorporated by reference in the Company's Annual Report (on Form 10-K), have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  No dealer, salesman or other person
has been authorized to give any
information or to make any
representations other than those
contained in this Prospectus in
connection with the offer made by
this Prospectus and, if given or
made, such information or
representations must not be relied
upon as having been authorized by the
Company, by any selling stockholder
or underwriter.  Neither the delivery
of this Prospectus nor any sale made
hereunder shall under any
circumstances create an implication
that there has been no change in the
affairs of the Company since the date
hereof.  This Prospectus does not
constitute an offer or solicitation
by anyone in any state in which such
offer or solicitation is not
authorized or in which the person
making such offer or solicitation is
not qualified to do so to anyone to
whom it is unlawful to make such
offer or solicitation.










           TABLE OF CONTENTS
                                  Page

Available Information. . . . . .    2
Incorporation of Certain Information
   by Reference. . . . . . . . .    2
The Company. . . . . . . . . . .    4
Securities Covered by  . . . . .
   This Prospectus . . . . . . .    5
Use of Proceeds. . . . . . . . .    5
Ratio of Earnings to Fixed Charges  6
Description of the Subordinated
   Debentures. . . . . . . . . .    6
Certain Federal Income Tax
Consequences
   with respect to the Debentures  10
Legal Matters. . . . . . . . . .   13
Experts. . . . . . . . . . . . .   13












TRINITY INDUSTRIES, INC.

2,500,000 Shares
of Common Stock
($1 Par Value Per Share)


Subordinated Debentures
in the Principal Amount
of $100,000,000






_______________

Prospectus
_______________












     March 4, 1994